Exhibit 99.1

NEWS RELEASE

Contact:	Mid Penn Bancorp, Inc.
Matt Miller
matt.miller@midpennbank.com
484-527-4025

Riverview Financial Corporation
Scott A. Seasock
sseasock@riverviewbankpa.com
717-827-4039

FOR IMMEDIATE RELEASE

Shareholders of Mid Penn Bancorp, Inc. and Riverview Financial Corporation Approve Merger

MILLERSBURG, Pa. and HARRISBURG, Pa., (November 18, 2021) (GLOBE NEWSWIRE) – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB) and Riverview Financial Corporation (“Riverview”) (NASDAQ: RIVE) announced today that shareholders from both Mid Penn and Riverview overwhelmingly approved Mid Penn’s proposed acquisition of Riverview at special meetings of their respective shareholders held on November 18, 2021.

“The level of support for this transaction was tremendous,” said Rory G. Ritrievi, President and CEO of Mid Penn Bancorp, Inc. “Of the total number of votes received, over 98% of Riverview shares voted in favor of the merger and more than 98% of Mid Penn shares also voted in favor of the merger.”

The merger will extend Mid Penn’s footprint into attractive new markets, including the Lehigh Valley and State College region, and will expand its presence in Western Pennsylvania. Mid Penn, on a pro forma basis following completion of the merger, is expected to have $4.7 billion in assets. The acquisition is subject to various conditions to closing and is anticipated to close on November 30, 2021.

About Mid Penn Bancorp, Inc.

Mid Penn Bancorp Inc. (NASDAQ: MPB), headquartered in Millersburg, Pennsylvania, has been serving the community since 1868. Mid Penn has 36 retail locations in the state of Pennsylvania and total assets of more than $3 billion. Its footprint includes Berks, Bucks, Chester, Cumberland, Dauphin, Fayette, Lancaster, Luzerne, Montgomery, Northumberland, Schuylkill and Westmoreland counties. The bank offers a comprehensive portfolio of products and services to meet the banking needs of the communities it serves. To learn more about Mid Penn Bank, visit www.midpennbank.com.

About Riverview Financial Corporation

Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry and Schuylkill Counties through 23 community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the continued effectiveness of regulatory approvals and the satisfaction of other closing conditions to the merger; the timing of closing the merger; difficulties and delays in integrating the business or fully realizing cost savings and other benefits; ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve other merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Mid Penn Bancorp, Inc.’s and Riverview Financial Corporation’s filings with the Securities and Exchange Commission (SEC).

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